As filed with the Securities and Exchange Commission on February 1, 1999
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                           BAXTER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       36-0781620
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               One Baxter Parkway
                           Deerfield, Illinois 60015

                    (Address of Principal Executive Offices)


                      1998 Incentive Compensation Program
                  Stock Option Plan adopted February 17, 1998
              Special Stock Option Plan adopted February 17, 1998
                   1997 Scientific Advisory Board Option Plan
                  Stock Option Plan adopted November 18, 1997
                    Stock Option Plan adopted August 4, 1997
                    Stock Option Plan adopted March 14, 1997
                  Stock Option Plan adopted February 17, 1997
                      1994 Incentive Compensation Program

                             (Full Title of Plans)

                                 Jan Stern Reed
                              Corporate Secretary
                         and Assistant General Counsel
                           Baxter International Inc.
                               One Baxter Parkway
                           Deerfield, Illinois 60015
                                  847/948-2000
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

                                                  Proposed            Proposed
   Title of securities      Amount to be       maximum offering   maximum aggregate      Amount of
    to be registered         registered        price per share     offering price     registration fee
------------------------------------------------------------------------------------------------------
   Common Stock         25,080,823 shares (1)     $53.99(2)       $1,354,113,634 (2)      $376,444
     $1.00 par value

(1) Consists of 10,000,000 shares issuable pursuant to the 1998 Incentive Compensation Program (the "1998 Program"), 2,624,950 shares issuable pursuant to the Stock Option Plan adopted February 17, 1997 (the "February 1997 Plan"), 1,436,800 shares issuable pursuant to the Stock Option Plan adopted November 18, 1997 (the "November 1997 Plan"), 6,500 shares issuable pursuant to the 1997 Scientific Advisory Board Option Plan (the "Scientific Advisory Plan"), 2,992,045 shares issuable pursuant to the Stock Option Plan adopted February 17, 1998 (the "February 1998 Plan"), 950,000 shares issuable pursuant to the special Stock Option Plan adopted February 17, 1998 (the "Special Plan"), 100,100 shares issuable pursuant to the Stock Option Plan adopted August 4, 1997 (the "August 1997 Plan"), 39,952 shares issuable pursuant to the Stock Option Plan adopted March 14, 1997 (the "March 1997 Plan"), and 6,930,476 shares issuable pursuant to the 1994 Incentive Compensation Program (the "1994 Program," together with the 1998 Program, the February 1997 Plan, the November 1997 Plan, the Scientific Advisory Plan, the February 1998 Plan, the March 1997 Plan, the August 1997 Plan, and the Special Plan, the "Plans"). This Registration Statement also covers Common Stock of the Registrant to be issued pursuant to the anti-dilution provisions of the Plans.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon (i) as to options to purchase 1,422,150 shares granted pursuant to the 1998 Program, the weighted average exercise price of $61.0625 per share, (ii) as to options to purchase 374,270 shares granted pursuant to the 1998 Program, the weighted average exercise price of $59.5625 per share,
    (iii) as to options to purchase 2,992,045 shares granted pursuant to the February 1998 Plan, the weighted average exercise price of $56.1875 per share, (iv) as to options to purchase 1,436,800 shares granted pursuant to the November 1997 Plan, the weighted average exercise price of $47.125 per share, (v) as to options to purchase 6,500 shares granted pursuant to the Scientific Advisory Plan, the weighted average exercise price of $47.125 per share, (vi) as to options to purchase 2,624,950 shares granted pursuant to the February 1997 Plan, the weighted average exercise price of $47.50 per share, (vii) as to options to purchase 950,000 shares granted pursuant to the Special Plan, the weighted average exercise price of $65.945, (viii) as to options to purchase 100,100 shares granted pursuant to the August 1997 Plan, the weighted average exercise price of $57.1875 per share, (ix) as to options to purchase 39,952 shares granted pursuant to the March 1997 Plan, the weighted average exercise price of $46.50 per share, (x) as to options to purchase 6,920,839 shares granted pursuant to the 1994 Program, the weighted average exercise price of $42.391 per share, and (xi) as to the remaining 8,203,580 shares available for grants under the 1998 Program, and 9,637 shares reserved for issuance for grants made under the 1994 Program, the average of the high and low sale prices of the Common Stock on January 25, 1999, which was $63.375 per share as reported by The Wall Street Journal under New York Stock Exchange Composite Transactions.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information; Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information required by these items have been or will be given to employees participating in each of the Plans and are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or an exhibits hereto.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Baxter International Inc. (the "Registrant") incorporates herein by reference the following documents, as filed with the Commission:

  (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;
  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998;
  (c) The Registrant's current reports on Form 8-K filed on February 12, 1998, June 4, 1998, September 17, 1998, December 2, 1998, and December 15, 1998; and
  (d) The descriptions of the Registrant's Common Stock which are contained in the registration statements filed with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Common Stock Purchase Rights which are registered under the Exchange Act and are attached to each share of Common Stock at this time.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Thomas J. Sabatino, Jr., Corporate Vice President and General Counsel of the Registrant. Mr. Sabatino is an officer of the Registrant and beneficially owns shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") provides that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. The Registrant's Restated Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index immediately preceding the exhibits to this Registration Statement.

Item 9. Undertakings.

  (a) The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) - (g)  Not applicable.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (i) - (j)  Not applicable.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on February 1, 1999.

                                       BAXTER INTERNATIONAL INC.

                                       By:/s/ Harry M. Jansen Kraemer, Jr.
                                       -----------------------------------
                                          Harry M. Jansen Kraemer, Jr.
                                          Chief Executive Officer

Each person whose signature appears below constitutes and appoints Harry M. Jansen Kraemer, Jr. and Jan Stern Reed, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 1, 1999.

Signature                              Title
---------                              -----


/s/ Harry M. Jansen Kraemer, Jr.        Chief Executive Officer and Director
--------------------------------
Harry M. Jansen Kraemer, Jr.


/s/ Brian P. Anderson                   Chief Financial Officer and Principal
--------------------------------        Accounting Officer
Brian P. Anderson


/s/ Vernon R. Loucks Jr.                Chairman of the Board of Directors
--------------------------------
Vernon R. Loucks Jr.


/s/ Walter E. Boomer                    Director
--------------------------------
Walter E. Boomer


/s/ Pei-yuan Chia                       Director
--------------------------------
Pei-yuan Chia


/s/ John W. Colloton                    Director
--------------------------------
John W. Colloton

/s/ Susan Crown                        Director
-------------------------------
Susan Crown

/s/ Mary Johnston Evans
-------------------------------        Director
Mary Johnston Evans


-------------------------------        Director
Frank R. Frame


/s/ Martha R. Ingram                   Director
-------------------------------
Martha R. Ingram


/s/ Arnold J. Levine                   Director
-------------------------------
Arnold J. Levine


/s/ Georges C. St. Laurent, Jr.        Director
-------------------------------
Georges C. St. Laurent, Jr.


/s/ Monroe E. Trout                    Director
-------------------------------
Monroe E. Trout


-------------------------------        Director
Fred L. Turner

                               INDEX TO EXHIBITS

Exhibit Number     Description (1)
--------------     -----------

4.1 1998 Incentive Compensation Program (incorporated by reference to Exhibit 10.37 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K"))

4.2*               Stock Option Plan adopted February 17, 1997

4.3 Stock Option Plan adopted November 18, 1997 (incorporated by reference to Exhibit 10.36 to the 1997 10-K)

4.4*               1997 Scientific Advisory Board Option Plan

4.5*               Stock Option Plan adopted February 17, 1998

4.6*               Special Stock Option Plan adopted February 17, 1998

4.7 1994 Incentive Compensation Program (incorporated by reference to Exhibit 10.25 to the 1997 10-K)

4.8*               Stock Option Plan adopted March 14, 1997

4.9*               Stock Option Plan adopted August 4, 1997

5*                 Opinion of Thomas J. Sabatino, Jr.

15*                Awareness Letter of PricewaterhouseCoopers LLP

23.1*              Consent of PricewaterhouseCoopers LLP

23.2*              Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5)

24* Powers of Attorney of officers and directors of the Registrant (included on signature page to this Registration Statement)

--------------------------------------------------------------------------------
*   Filed herewith

(1) In the case of incorporation by reference to documents filed under the Securities Exchange Act of 1934, the Registrant's file number under that Act is 1-4448.